                                                                    EXHIBIT 10.3


                                COASTCAST CORPORATION
                                    GRANTOR TRUST

     This Trust Agreement made this 1st day of September, 1996 by and between Coastcast Corporation, a California corporation ("Company") and Imperial Trust Company, a California corporation ("Trustee");

     WHEREAS, Company has entered into the Coastcast Corporation Supplemental Executive Retirement Plan (the "Plan") effective September 1, 1996 pursuant to which Company has agreed to provide participants in the Plan with certain supplemental retirement benefits;

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                                      ARTICLE 1

                                ESTABLISHMENT OF TRUST

     1.1 NORMAL CONTRIBUTIONS. Company shall make contributions to the Trust at the times and in the amounts listed in Exhibit A to this Agreement, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. In the event that the Company fails to make the contributions specified in Exhibit A, the Trustee shall promptly notify the Company of such default. If the Company fails to correct such default within ninety (90) days after receipt of such notice, such default Shall be treated as a Change in Control for all purposes under this Trust Agreement. Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and deposited by Trustee as provided in this Agreement. Neither Trustee nor any Plan participant

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or beneficiary shall have any right to compel such additional contributions prior to a Change in Control.

          1.2 CONTRIBUTIONS UPON A CHANGE IN CONTROL. Upon a Change in Control, Company shall make an irrevocable contribution to the Trust equal to the following:

               (a) the present value of all vested and unvested accrued benefits payable to participants or beneficiaries under the Plan on a pre-tax basis; plus

               (b) the present value of all reasonably anticipated fees and expenses (including reasonably anticipated legal expenses) of the Trust for the duration of the Trust, which shall be presumed to be at least one percent (1%) of the amount in paragraph (a); less

               (c) the current fair market value of all the assets held in the Trust immediately before such contribution.

          1.3 IRREVOCABILITY. The Trust hereby established shall be irrevocable.

          1.4 GRANTOR TRUST. The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

          1.5 ESTABLISHMENT OF SUBTRUSTS. Upon a Change of Control, or at any other time upon written direction of Company, Trustee shall establish a separate subtrust for each participant in the Plan who is covered by the Trust. The subtrusts shall reflect an undivided interest in the assets of the Trust and shall not require any segregation of particular assets. Whenever separate subtrusts are established, the then-existing assets of the Trust or affected portion thereof shall be allocated in proportion to the vested accrued benefits, and then, if any assets remain, the unvested (if any) accrued benefits of the participants affected thereby, in both instances as of the end of the month immediately preceding such allocation. With respect to any new contributions to the Trust by Company after separate subtrusts have been established, Company shall designate the subtrust for which such contributions are made. After separate subtrusts are established, assets allocated to one subtrust may not be utilized to provide benefits under any other subtrust until all benefits payable under such subtrust have been paid in full. Trustee shall allocate investment earnings and losses of the Trust among the subtrusts in proportion to their account balances, except that changes in the value of an insurance contract shall be allocated to the subtrust for which it is held. Payments to general creditors in the event of Company becoming Insolvent shall be charged against the subtrusts in

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                                      24

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proportion to their account balances, except that payment of benefits to a participant as a general creditor shall be charged against the subtrust for that participant.


                                  ARTICLE 2

                        PAYMENTS TO PLAN PARTICIPANTS
                           AND THEIR BENEFICIARIES

          2.1 PAYMENT SCHEDULE PROVIDED BY COMPANY. Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula of other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          2.2 BENEFITS DETERMINED BY PLAN. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan prior to a Change in Control and by the Participant Committee after a Change in Control. Any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Any dispute remaining after such review procedures shall be resolved as provided in Article 8.

          2.3 DIRECT PAYMENT BY COMPANY. Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


                                   ARTICLE 3

                  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
               TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

          3.1 INSOLVENCY DEFINED. Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if
(a) Company is unable to pay its debts as they become due, or (b) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

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          3.2  ASSETS SUBJECT TO CLAIMS OF CREDITORS ON INSOLVENCY.  At all
times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

               (a) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

               (b) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

               (c) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

               (d) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          3.3 MAKE UP OF SUSPENDED BENEFITS AFTER INSOLVENCY. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


                                   ARTICLE 4

                              PAYMENTS TO COMPANY

         4.1 NO RETURN OF ASSETS TO COMPANY PRIOR TO PAYMENT OF BENEFITS. Except as provided in Article 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    4 of 13

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          4.2  COMPANY MAY SUBSTITUTE OTHER PROPERTY FOR TRUST ASSETS.  Company
shall have the power to reacquire part or all of the assets or collateral held in the Trust at any time, by simultaneously substituting for it other readily marketable property of equivalent value, net of any costs of disposition. The property which is substituted may not be less liquid or marketable or less well secured than the property for which it is substituted, as determined by Trustee. Such power is exercisable in a nonfiduciary capacity and may be exercised without the approval or consent of participants or any other person. The value of any insurance contract for purposes of substitution shall be the present value of future projected cash flow or benefits payable under the contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including facts specifically related to the health of the insured and the terms of the contract to be reacquired. Values shall be reasonably determined by Trustee and may be based on the determination of qualified independent parties or experts. Trustee shall have the right to secure confirmation of value by a qualified independent party or expert for all property to be substituted for other property hereunder.


                                  ARTICLE 5

                              POWERS OF TRUSTEE

          5.1 INVESTMENT POLICY. Company shall establish and provide to Trustee an "Investment Policy" setting forth permitted investments for the Trust. Prior to a Change in Control, Company may revise this Investment Policy from time to time and Trustee shall invest the Trust assets in investments authorized under the Investment Policy, in accordance with written directions of Company. After a Change in Control, the Participant Committee shall approve or revise the Investment Policy and shall direct Trustee with regard to investment of Trust assets. Trustee shall be fully protected in acting upon or complying with any investment objectives, guidelines, restrictions or directions provided by Company or the Participant Committee in accordance with this paragraph.

          If Trustee does not receive instructions from Company prior to a Change in Control, or from a Participant Committee after a Change in Control, for the investment of part or all of the Trust assets for a period of at least sixty (60) days, Trustee shall invest and reinvest the liquid assets of the Trust as Trustee may deem appropriate, in its sole discretion, in investments permitted under the Investment Policy as previously furnished to Trustee. Trustee is hereby specifically authorized to invest in any common or pooled investment fund or mutual fund (within the types of investments permitted under the Investment Policy), now or hereafter maintained by Trustee, or an affiliate of Trustee, and any interest-bearing savings or deposit accounts with the banking department of Trustee, or an affiliate of Trustee.

          5.2 ADMINISTRATIVE POWERS. Subject in all respects to applicable provisions of this Trust Agreement and the Plan, Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the Trust, including, without limiting the generality of the foregoing, the powers listed below:

                                    5 of 13

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               (a)  To sell, convey, transfer, exchange, partition, lease, and otherwise dispose of any of the assets of the Trust at any time held by Trustee under this Trust Agreement.

               (b) To exercise any option, conversion privilege or subscription right given the trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust; to take any action in connection therewith and receive and retain any securities resulting therefrom.

               (c) To cause any property of the Trust to be issued, held or registered in the name of Trustee as trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of Trustee shall in all events indicate the true ownership of such property.

               (d) To renew or extend the time of payment of any obligation due or to become due.

               (e) To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the Trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys' fees in connection therewith out of the assets of the Trust.

               (f) To manage any real property in the Trust in the same manner as if Trustee were the absolute owner thereof.

               (g) To borrow money from any person in such amounts upon such terms and conditions and for such purposes as Trustee, in its discretion, may deem appropriate; in connection therewith to pledge or mortgage any Trust asset as security; to lend money on a secured or unsecured basis to any person other than a party in interest.

               (h) To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly account administration or pending required directions, without liability for payment of interest.

               (i) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal.

               (j) To dispose of any property in the Trust and to enforce any note or obligations of Company to the Trust (and foreclose on any collateral securing such notes, subject to the terms of any pledge agreement to Trustee) in the event Company fails to


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     make required contributions to the Trust after sixty (60) days' written notice to Company of its failure to make such required contributions.

               (k) Generally to do all acts, whether or not expressly authorized, which Trustee may deem necessary or desirable for the orderly administration or protection of the Trust.

          5.3 NO INVESTMENT IN COMPANY SECURITIES. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

          5.4 LIMITATION WITH RESPECT TO INSURANCE POLICIES. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          5.5 LIMITATION WITH RESPECT TO COMPANY AS A BUSINESS. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


                                   ARTICLE 6

                             DISPOSITION OF INCOME

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                   ARTICLE 7

                             ACCOUNTING BY TRUSTEE

          Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Such records shall be open to inspection by Company at all reasonable times. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other

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transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. After a Change in Control the Participant Committee shall have the same rights of inspection of Company and Trustee shall deliver a copy of its written account to the Participant Committee as well as to Company.


                                   ARTICLE 8

                           RESPONSIBILITY OF TRUSTEE

          8.1 FIDUCIARY RESPONSIBILITY. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or the Participant Committee which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company.

          8.2 DISPUTED CLAIMS. In the event of a dispute between Company and any participant or beneficiary, Trustee may decide such claim and give notice to Company and the participant or beneficiary of its decision on the claim. Either party shall then have sixty (60) days from the receipt of such Trustee notice to make a demand for arbitration, in writing, to Trustee, the opposing party, and the American Arbitration Association. If no such demand is made after such sixty (60) day period, the decision of Trustee shall become final and binding on all parties. Trustee may decline to decide a claim and may submit such claim directly to arbitration by providing notice of demand for arbitration in writing to Company, the relevant participant or beneficiary and the American Arbitration Association.

          8.3 ARBITRATION. Any claim, dispute or other matter in question arising out of or related to this Trust Agreement shall be resolved by binding arbitration in accordance with the California Employment Dispute and Resolution Rules of the American Arbitration Association. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The fees and expenses (including reasonable attorneys' fees) incurred in the arbitration shall be paid as directed by the arbitrator. However, all of Trustee's fees and expenses incurred in any arbitration or enforcement proceeding to resolve a dispute between Company and a participant or beneficiary shall be allowed as an administrative expense of the Trust.

          8.4 LEGAL COUNSEL. Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          8.5 EXPERTS. Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

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                                   ARTICLE 9

                    COMPENSATION AND EXPENSES OF TRUSTEE

          Trustee shall be reimbursed for all reasonable expenses and shall be paid a reasonable fee fixed by agreement with Company from time to time. No increase in the fee shall be effective before sixty (60) days after Trustee gives notice to Company of the increase. Trustee shall notify Company periodically of expenses and fees. Company shall pay trustee and other administrative and valuation fees and expenses.


                                   ARTICLE 10

                     RESIGNATION AND REMOVAL OF TRUSTEE

          10.1 RESIGNATION. Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise. If Trustee resigns, Company shall select a successor Trustee in accordance with the provisions of Section 11.1 hereof, subject to the approval of the Participant Committee in the event of a Change in Control prior to the effective date of Trustee's resignation or removal.

          10.2 REMOVAL. Trustee may be removed by Company at any time prior to a Change in Control on sixty (60) days' notice or upon shorter notice accepted by Trustee. On or after a Change in Control, Trustee may be removed by the Participant Committee on sixty (60) days' notice or upon shorter notice accepted by Trustee. If Trustee is removed, a successor shall be appointed, in accordance with Section 11.2 hereof, by the effective date of removal. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          10.3 TRANSFER OF ASSETS. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.


                                  ARTICLE 11

                           APPOINTMENT OF SUCCESSOR

          11.1 ON RESIGNATION OF TRUSTEE. If Trustee resigns pursuant to the provisions of Section 10.1 hereof, Company may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in
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Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

          11.2  ON REMOVAL OF TRUSTEE.  If Trustee is removed in accordance with
Section 10.2 hereof, Company or the Participant Committee having the authority to make such removal may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company, the Participant Committee or the successor Trustee to evidence the transfer.

          11.3 RESPONSIBILITY OF SUCCESSOR TRUSTEE. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the terms of this Trust Agreement. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


                                   ARTICLE 12

                            AMENDMENT OR TERMINATION

          12.1 AMENDMENT. Prior to a Change in Control, this Trust Agreement may be amended by a written instrument executed by Trustee and Company. After a Change in Control this Trust Agreement may only be amended by a written instrument executed by Trustee, Company and the Participant Committee. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

          12.2 TERMINATION. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company. Notwithstanding the foregoing, upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.


                                   ARTICLE 13

                                 MISCELLANEOUS

          13.1 SEVERABILITY. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

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          13.2  Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of California.


                                   ARTICLE 14

                                   DEFINITIONS

          14.1 CHANGE IN CONTROL shall mean either: (a) the dissolution or liquidation of Company; (b) a reorganization, merger or consolidation of Company with one or more corporations as a result of which Company is not the surviving corporation; (c) approval by the stockholders of Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of Company; or (d) approval by the stockholders of Company of any merger or consolidation of Company in which the holders of the voting stock of Company immediately before the merger or consolidation will not own fifty percent (50%) or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation. For purposes of this Trust Agreement, a Change in Control shall be deemed to have occurred when Trustee makes a determination to that effect on its own initiative, or upon receipt by Trustee of written notice to that effect from Company. As provided in Section 1.1 of this Trust Agreement, the uncured failure of the Company to make required contributions to the Trust shall be considered a Change in Control for purposes of this Trust Agreement.

          14.2 EFFECTIVE DATE. The effective date of this Trust Agreement shall be September 1, 1996.

          14.3 INSOLVENT/INSOLVENCY shall have the meaning given to such term in Section 3.1 of this Agreement.

          14.4 INVESTMENT POLICY shall mean the investment policy provided by Company or the Participant Committee to Trustee pursuant to Section 5.1 of this Trust Agreement.

          14.5  PAYMENT SCHEDULE shall have the meaning given to such term in
Section 2.1 of this Trust Agreement.

          14.6 PARTICIPANT COMMITTEE shall mean the committee of three (3) participants established after a Change in Control to establish the Investment Policy and direct Trustee pursuant to the terms of this Trust Agreement. Such committee shall consist of participants who shall be nominated and elected upon a Change in Control and annually thereafter by the individual participants having an interest in the Trust assets as of the date of such election.

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          14.7  PAYMENT SCHEDULE shall have the meaning given to such term in
Section 2.1 of this Trust Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and entered into this Agreement as of the effective date in Section 14.2 hereof.

          COMPANY:                                    COASTCAST CORPORATION


                                                      By /s/ Richard W. Mora
                                                         -------------------
                                                       Its President & COO
                                                           -----------------


          TRUSTEE:                                    IMPERIAL TRUST COMPANY


                                                      By /s/ David W. Stein
                                                         -------------------
                                                       Its Vice President
                                                           -----------------




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

                                  EXHIBIT A

             ANNUAL CONTRIBUTIONS TO BE MADE BY COMPANY TO TRUST


9/1/96             $2,026,000
------

1997               $2,026,000
----

1998               $2,026,000
----

1999               $2,026,000
----

2000               $2,026,000
----

2001               $2,026,000
----

2002               $2,026,000
----






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